EXHIBIT NUMBER
                                                         12.3
                                                         KIA MOTORS
            Date: March 12,1998
            To:  Mr. Keith Gleasman
                 President, TORVEC Inc.
                 11 Pond View Drive
                 Pittsford, NY 14534
            cc:  Mr. Min Dokko  -Kia Motors America
                 Mr. Lee Sawyer -Kia Motors America
            Subject:  TORVEC FasTrack/K2700 Program
            We are glad to provide you with our products, code name K2700, for the feasibility study of TORVEC FasTrack program. Regarding the 2 units of prototype vehicle for TORVEC, KMC will build those units with following specifications;
                   -Standard Cab with K/Cab box
                   -V-Belt type PTO
                   Full Option (i. e. Tilting Cab., A/C. P/S, Power door lock & window. Audio.
                      Tachometer, Heater, box brim cover etc.)
            The prototype vehicles will be produced by the end of April and shipped to Newark port where we have used for our Sephia and Sporrage, We will update you on the detailed schedule. As K2700 annual production capacity is 80,000 units a year, we are able to supply sufficient volume.

            Please let us know if you have any question.

            Best Regards,

            s/J.U.Koo
            Manager, Overseas Sales Dept. 1
            Kia Motors Corp.
            Tel: 82-2-788-1826
            Fax: 82-2-788-1841
                                                         EXHIBIT NUMBER
                                                         12.3
                                                         KIA MOTORS



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            Date: March 12,1998
            To:   Mr. Keith Gleasman
                  President, TORVEC Inc.
                  11 Pond View Drive
                  Pittsford, NY 14534
            cc:   Mr. Min Dokko    -Kia Motors America
                  Mr. Lee Sawyer   -Kia Motors America
            Subject:   TORVEC FasTrack/K2700 Program
            We are glad to provide you with our products, code name K2700, for the feasibility study of TORVEC FasTrack program. Regarding the 2 units of prototype vehicle for TORVEC, KMC will build those units with following specifications;
                   -Standard Cab with K/Cab box
                   -V-Belt type PTO
                   Full Option (i. e. Tilting Cab., A/C. P/S, Power door lock & window. Audio.
                      Tachometer, Heater, box brim cover etc.)
            The prototype vehicles will be produced by the end of April and shipped to Newark port where we have used for our Sephia and Sporrage, We will update you on the detailed schedule. As K2700 annual production capacity is 80,000 units a year, we are able to supply sufficient volume.

            Please let us know if you have any question.

            Best Regards,

            s/J.U.Koo
            Manager, Overseas Sales Dept. 1
            Kia Motors Corp.
            Tel: 82-2-788-1826
            Fax: 82-2-788-1841








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